                                                                     Exhibit 23.


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-3446 of Matthews Studio Equipment Group on Form S-8 of our reports dated March 6, 1998 (relating to Four Star Holding, Inc. and Four Star Lighting, Inc.), appearing in the Current Report on Form 8-K/A of Matthews Studio Equipment Group dated April 1, 1998.



/s/ Deloitte & Touche LLP
New York, New York
April 20, 1998